UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 12, 2015

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2015, Host Hotels & Resorts Inc. (the “company” or “Host”), the general partner of Host Hotels & Resorts, L.P., announced a leadership restructuring in its investment team. In connection with the restructuring, Struan Robertson will no longer serve as Chief Investment Officer, effective April 15, 2015. Mr. Robertson, who has acted as Chief Investment Officer since January 2013 will remain with the company until May 1, 2015 reporting to the company’s Chief Executive Officer, W. Edward Walter. Contingent upon the execution of a release with a one-year non-competition agreement with the company, Mr. Robertson will be entitled to benefits under Host’s Severance Plan for Executives for a termination without cause or a voluntary departure for good reason. On his departure date, Mr. Robertson will receive (i) a severance amount in cash of $1,089,150, which equals one times Mr. Robertson’s current annual base salary and one times the average cash incentive bonus that was paid to him over the prior two years; and (ii) continued coverage for group medical, vision and dental benefits, for which the company shall pay the premium costs, for 18 months or until re-employment, whichever period is shorter. In addition, under the restricted stock agreement and stock option agreement between Mr. Robertson and the company, Mr. Robertson will vest in (i) 58,432 shares of common stock, which represents shares that would vest at the “target” level of performance in 2015 (50% of his 2015 award) and (ii) 28,902 options, which are all options granted for 2015. Mr. Robertson will also receive distributions under Host’s Executive Deferred Compensation Plan in accordance with the terms of that plan and the value of any accrued vacation pay.

Item 7.01	Regulation FD Disclosure.

In connection with the restructuring, the company also announced the following management changes: James F. Risoleo, currently Executive Vice President and Managing Director – Europe, has assumed managing director responsibilities for all West Coast investment activities; Nathan S. Tyrrell has become Managing Director of East Coast investment activities; and Jay Johnson has become Senior Vice President, Treasurer. Mr. Tyrrell has served as Senior Vice President and Treasurer of the company since 2010. Mr. Risoleo and Mr. Tyrrell will report directly to the company’s Chief Executive Officer, W. Edward Walter. Mr. Johnson, who has served as Vice President, Assistant Treasurer, will report to Gregory J. Larson, the company’s Chief Financial Officer.

Host’s press release describing these events is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: April 16, 2015	By:	/S/ BRIAN G. MACNAMARA
	Name:	Brian G. Macnamara
	Title:	Senior Vice President, Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

	By:	HOST HOTELS & RESORTS, INC., its general partner

Date: April 16, 2015	By:	/S/ BRIAN G. MACNAMARA
	Name:	Brian G. Macnamara
	Title:	Senior Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 14, 2015.